UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2022

Omega Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40657	81-3247585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Acorn Park Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 949-4360

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2022, Omega Therapeutics, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Joshua Reed to serve as Chief Financial Officer of the Company. Mr. Reed will succeed Roger Sawhney, M.D., the Company’s current Chief Financial Officer, as the Company’s principal financial officer and principal accounting officer, effective on the date Mr. Reed commences employment with the Company, which is expected to be May 23, 2022 (the “Effective Date”). Dr. Sawhney will serve as the Company’s Chief Business Officer, effective as of the Effective Date.

The Employment Agreement provides that Mr. Reed will receive an annual base salary of $450,000 and his target annual bonus opportunity will be 40% of such annual base salary. The Company has also agreed to pay Mr. Reed a one-time sign-on bonus of $130,000. In addition, subject to the approval of the Board, the Company has agreed to grant Mr. Reed a stock option to purchase 320,000 shares of common stock of the Company. The stock option grant will vest over a 4-year period, subject to continued employment. If the Company terminates Mr. Reed without “cause” or he resigns for “good reason”, subject to Mr. Reed’s timely executing a release of claims and continued compliance with certain restrictive covenants, he is entitled to receive (i) an amount equal to 0.75 times his annual base salary, payable in the form of salary continuation in regular installments over 9 months; (ii) payment of any earned but unpaid annual bonus for the year prior to the year of termination; and (iii) payment for continued health coverage pursuant to COBRA, less the amount he would have paid for coverage as an active employee, for up to 9 months following termination. If the Company terminates Mr. Reed without “cause” or he resigns for “good reason”, in either case, on or within 12 months following a change in control, then, in lieu of the severance payments and benefits described above, subject to the timely execution of a release of claims and continued compliance with certain restrictive covenants, Mr. Reed is entitled to receive (i) a lump sum payment equal to one times his annual base salary; (ii) payment of any earned but unpaid annual bonus for the year prior to the year of termination; (iii) payment for continued health coverage pursuant to COBRA, less the amount he would have paid for coverage as an active employee, for up to 12 months following termination; (iv) a lump sum payment equal to one times annual target bonus; and (v) full accelerated vesting of all his unvested equity or equity-based awards that vest solely based on continued employment or service.

Mr. Reed, age 49, has served as Chief Financial Officer of Aldeyra Therapeutics, Inc. since July 2018. Mr. Reed has more than 25 years of financial operations, strategy, and investment banking experience. From June 2016 to July 2018, Mr. Reed served as Vice President and Head of Finance for Bristol-Myers Squibb’s (“BMS”) United States and Puerto Rico operations, a $12 billion business unit. From September 2013 to June 2016, Mr. Reed served as Executive Director, Corporate Financial Analysis for BMS. Prior to that, Mr. Reed held roles of increasing responsibility at BMS, including positions in financial planning and analysis, supply chain finance, operations finance, and mergers and acquisitions. Prior to that, Mr. Reed served as Vice President, Strategic Business Development at JPMorgan Chase, and held investment banking positions at Credit Suisse First Boston, where he focused on mergers and acquisitions. Mr. Reed has been a member of the Board of Directors of Scholar Rock Holding Corp. since March 2021. Mr. Reed received a B.S. in Finance from Rutgers University and an M.B.A. with concentrations in Finance and Corporate Strategy from the University of Michigan’s Ross School of Business.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding Mr. Reed’s commencement of employment with the Company, Dr. Sawhney’s service as Chief Business Officer, and Mr. Reed’s compensation. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA THERAPEUTICS, INC.

Date: April 28, 2022	By:	/s/ Mahesh Karande
	Name:	Mahesh Karande
	Title:	President and Chief Executive Officer